Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Tecogen Inc. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements, included in the 2014 Annual Report on Form 10-K of Tecogen Inc. as of and for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP
McGladrey LLP

Boston, Massachusetts
September 23, 2015